EXHIBIT 99.1

LHC Group Names Dionne E. Viator Executive Vice President, Chief Financial Officer and Treasurer

LAFAYETTE, La., Dec. 4, 2014 (GLOBE NEWSWIRE) -- LHC Group, Inc. (Nasdaq:LHCG), a national provider of home health, hospice and comprehensive post-acute healthcare services, announced today that it has selected Dionne E. Viator, a proven healthcare executive with extensive industry experience and leadership, to serve as the Company's Executive Vice President, Chief Financial Officer and Treasurer, effective February 1, 2015.

Mrs. Viator, a certified public accountant (CPA), Fellow of the American College of Healthcare Executives (FACHE) and a Chartered Global Management Accountant (CGMA), brings more than 25 years of financial, operational and administrative experience to LHC Group. Mrs. Viator has spent the last 21 years of her career at the General Health System, a $500 million net patient revenue healthcare system with 527 licensed beds between two hospital campuses and includes over 80 employed multispecialty physician partners and numerous joint venture operations located in Baton Rouge, Louisiana. During her time at General Health System, Mrs. Viator served as Executive Vice President, Chief Strategy and Network Development Officer as well as Executive Vice President of Business Development and Chief Financial Officer.

In her roles at General Health System, Mrs. Viator is credited with the growth of the health system through the identification and negotiation of joint venture opportunities, cultivation of strategic relationships, and implementation of these joint ventures serving as principal leader for the planning and analysis, financing, and construction management.

Mrs. Viator was responsible for development of General Health System's accountable care strategy and infrastructure, positioning the organization for payment reform and the shift from volume to value. She has a track record of improving relationships with managed care payors and increasing participation in managed care contracts while significantly increasing rates over a multi-year timeframe.

During her career, Mrs. Viator has been recognized as the 2013 Baton Rouge Chamber Leadership Greater Baton Rouge Community Leadership Award; the 2009 Recipient of the Outstanding CPA in Business & Industry Award, which is an annual award to one CPA in the state by the Louisiana Society of CPAs; a member of the 2004 Healthleaders magazine "Top Leadership Team in the Nation" (Large Hospital Division); the 2004 Modern Healthcare "Up and Comers" award recipient; and the 2003 Baton Rouge Business Report "Influential Women in Business" recipient.

Keith G. Myers, LHC Group's chairman and CEO, said Viator is a key strategic addition to LHC Group's executive team. "We are honored to welcome Dionne to our team, and we look forward to benefiting from her leadership, knowledge, and experience," Myers said. "Dionne is highly respected as a growth minded healthcare executive whose expertise in joint ventures as well as managed care contracting and risk-based payment models will be a significant addition to our company during this period of unprecedented opportunity in our industry."

"Post acute care and in-home healthcare services have become integral components of the U.S. healthcare continuum," Viator noted. "LHC Group is an undisputed national leader in the provision of high quality, cost-effective post acute and in-home patient care, and I look forward to applying my skills and experience to foster collaborative relationships across the industry, particularly with managed care payors as well as current and potential hospital joint venture partners."

Effective January 31, 2015, Jeffrey M. Kreger, who joined LHC Group in February 2013 as senior vice president of finance and has been serving as executive vice president, chief financial officer and treasurer since January 1, 2014, will reassume his senior vice president of finance role.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of post-acute healthcare services, providing quality, cost-effective healthcare to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice and community‑based services agencies in its home-based and hospice-based divisions and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@LHCgroup.com